UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2012

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

West Virginia High Technology Consortium Foundation

Secured Convertible Note and Investment Agreement

On May 24, 2012, Protea Biosciences Group, Inc. (the "Company"), issued a Secured Convertible Note and Investment Agreement (the "WVHTCF Note") with a principal amount of $200,000 to West Virginia High Technology Consortium Foundation, a West Virginia non-profit corporation (“WVHTCF”). The WVHTCF Note accrues interest at a rate of eight percent (8%) per annum and has a maturity date of December 1, 2014 (the “WVHTCF Maturity Date”). WVHTCF may, in its sole discretion, at any time during the term of the WVHTCF Note, elect to convert all or any portion of the unpaid principal and accrued interest due and payable under the WVHTCF Note, into shares of common stock at a conversion price of $2.00 per share (the “Conversion Price”) subject to certain adjustments in the event of stock splits or dividend issuances. In addition, if the Company issues any shares of common stock for a per share purchase price that is less than the Conversion Price then in effect (the “Original Conversion Price”), then the Original Conversion Price shall be reduced concurrently with such issue to a price determined by multiplying such Original Conversion Price by a fraction (x) the numerator of which shall be the number of shares of common stock outstanding immediately prior to such issue plus the number of shares of common stock which the aggregate consideration received by the Company for the total number of additional shares of common stock so issued would purchase at such Original Conversion Price, and (y) the denominator of which shall be the number of shares of common stock outstanding immediately prior to such issue plus the number of such additional shares of common stock so issued; provided, that, all shares of common stock issuable upon conversion of convertible securities shall be deemed to be outstanding. The WFVHTCF Note is secured by a first lien interest, shared with the West Virginia Economic Development Authority (“WVEDA”), in all of the Company’s right, title and interest in and to the equipment referred to as the Waters Synapt G2 Mass Spectrometer (Serial Number UEB072 01) (the “Mass Spectrometer”), including all attachments, accessories, tools, parts, manuals, software, parts, records and data, all cash and non-cash proceeds from the sale, destruction, loss or other disposition of the Mass Spectrometer (the “Collateral”) pursuant to the terms and conditions of a Security Agreement, dated May 24, 2012 by and between the Company and WVHTCF. The obligations of the Company under the WVHTCF Note are guaranteed by the Company’s wholly owned subsidiary, Protea Biosciences, Inc. (the “Subsidiary”) pursuant to the terms and conditions of a Guaranty of Payment, dated May 22, 2012 (the “WVHTCF Guaranty”).

The foregoing description of the WVHTCF Note is intended to be a summary only and is qualified in its entirety by reference to the WVHTCF Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Security Agreement

As security for the timely payment and satisfaction of the obligations of the Company under the WVHTCF Note, the Company granted a first security interest and lien on the Collateral to the WVHTCF in connection with the terms and conditions of the Security Agreement, dated May 24, 2012 (the “WVHTCF Security Agreement"). Ten days following receipt of notice (“Cure Period”) by the Company from WVHTCF with regard to the occurrence of any one of the following events (“WVHTCF Event of Default”), which WVHTCF Event of Default has not been cured within such Cure Period, to the satisfaction of WVHTCF, WVHTCF is entitled to (1) declare any or all of the obligations set forth under the WBHTCF Note, to be immediately due and payable without further demand or notice of any kind and proceed to collect the same; (2) take possession of the Collateral; (3) render the Collateral unusable; (iv) use, operate, manage, control, maintain, repair, alter or dispose of the Collateral; (v) require the Company to assemble the Collateral and make it available to WVHTCF; (vi) notify account debtors and (vii) notify the United States Postal Service to send the Company’s mail to WVHTCF.

The foregoing description of the Security Agreement is not intended to be complete and is qualified in its entirety by reference to the Security Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

West Virginia Economic Development Authority

Loan Agreement

On June 11, 2012, the Company entered into a loan agreement (the “Loan Agreement”) pursuant to which the West Virginia Economic Development Authority agreed to lend an aggregate principal amount of $200,000.00 to the Company at a fixed interest rate of two percent (2%) per annum for a term of ten (10) years pursuant to the terms of promissory note. The occurrence of any of the following events shall constitute an event of default under the Loan Agreement (each, a “WVEDA Event of Default”): (i) failure by the Company to pay any amounts required to be paid under the Loan Agreement at the times specified in the Loan Agreement, which failure shall continue for a period of ten (10) days; (ii) failure by the Company to observe and perform any covenant, condition or agreement to be observed or performed by it under the Loan Agreement for a period of 30 days after written notice of such failure requesting that it be remedied, has been given to the Company by WVEDA, unless WVEDA agrees in writing to an extension of such time prior to its expiration; (iii) the dissolution or liquidation of the Company or its wholly owned subsidiary ; (iv) the commencement by or against the Company or its subsidiary of proceedings under the United States Bankruptcy Code, as amended, provided; however, that any such petition filed against the Company or subsidiary that is dismissed or stayed within thirty (30) days of such filing shall not constitute a WVEDA Event of Default so long as the Company gives written notice of such filing to the WVEDA; (v) any representation, warranty or other statement set forth in the Loan Agreement is false or misleading in any way; or (vi) the occurrence of any event of default under the WVHTCF Note or the WVEDA Security Agreement (defined below).

Upon the occurrence of a WVEDA Event of Default, the WVEDA may (i) declare the entire amount due and payable under the WVEDA Note defined below; (ii) take any action specified in the WVEDA Security Agreement; (iii) proceed against the Subsidiary pursuant to the terms of the WVEDA Guaranty (defined below); or (iv) take any other action necessary or desirable to collect the amounts due under the WVEDA Note.

The foregoing description of the WVEDA Note is intended to be a summary only and is qualified in its entirety by reference to the WVEDA Note, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Promissory Note

In accordance with the terms of the Loan Agreement, the Company issued a promissory note, dated June 11, 2012, in an aggregate principal amount of $200,000.00 (the (“WVEDA Note”). The WVEDA Note accrues interest at a rate of two percent (2%) per annum and has a ten year term, with the final payment with respect to the WVEDA Note due June 11, 2022. Pursuant to the terms of the WVEDA Note, if an event of default under the WVEDA Loan Agreement has occurred then the entire principal amount and accrued interest shall become due and payable. The obligations of the Company under the WVEDA Note are guaranteed by the Company’s wholly owned subsidiary, Protea Biosciences, Inc. (the “Subsidiary”) pursuant to the terms and conditions of a Guaranty of Payment, dated June 6, 2012 (the “WVEDA Guaranty”).

The foregoing description of the WVEDA Note is intended to be a summary only and is qualified in its entirety by reference to the WVEDA Note, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

WVEDA Security Agreement

As security for the timely payment and satisfaction of the obligations of the Company under the WVEDA Note, the Subsidiary granted a first security interest and lien, shares with the WVHTCF, on the Collateral to WVEDA in connection with the terms and conditions of the Security Agreement, dated June 11, 2012 (the “WVEDA Security Agreement”). Pursuant to the terms of the WVEDA Security Agreement, if an event of default under the WVEDA Loan Agreement or the WVEDA Note has occurred then a default under the WVEDA Security Agreement has occurred. Upon the occurrence of an event of default under the WVEDA Security Agreement, WVEDA may exercise its right of enforcement under the Uniform Commercial Code of West Virginia and enter the Subsidiary’s premises to take possession or control of the Collateral.

The foregoing description of the WVEDA Security Agreement is intended to be a summary only and is qualified in its entirety by reference to the WVEDA Security Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference into this Item 2.03.

Item 3.02	Recent Sales of Unregistered Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the WVHTCF Note is incorporated herein by reference. The sale and issuance of the WVHTCF Note was issued in connection with the exemption from registration under the Securities Act of 1933, in reliance on Section 4(2) promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01.	Exhibits and Financial Statements

(d) Exhibits

10.1	Secured Convertible Note and Investment Agreement, dated May 24, 2012, between Protea Biosciences Group, Inc. and West Virginia High Technology Consortium Foundation.

10.2	Security Agreement, dated May 24, 2012, between Protea Biosciences Group, Inc. and West Virginia High Technology Consortium Foundation.

10.3	Loan Agreement, dated June 11, 2012, between Protea Biosciences Group, Inc. and West Virginia Economic Development Authority.

10.4	Promissory Note, dated June 11, 2012 between Protea Biosciences Group, Inc. and West Virginia Economic Development Authority.

10.5	Security Agreement, dated June 11, 2012 between Protea Biosciences, Inc. and West Virginia Economic Development Authority.

10.6	Guaranty, dated May 22, 2012, between Protea Biosciences, Inc. and West Virginia High Technology Consortium Foundation.

10.7	Guaranty, dated June 6, 2012, between Protea Biosciences, Inc. and West Virginia Economic Development Authority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June15, 2012	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer